UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 13, 2006

NeoMagic Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-22009	77-0344424
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Jay Street, Santa Clara, California	95054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 988-7020

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 13, 2006, NeoMagic Corporation (the “Company”) entered into retention bonus agreements (the “Agreement”) with certain officers of the Company. The form of the Agreement is attached hereto as Exhibit 10.25 and is incorporated herein by reference. Under the Agreement, the Company is paying the officer a bonus now. If the officer leaves the Company before July 1, 2006, the officer must repay the bonus to the Company. If the officer remains at the Company through July 1, 2006, the officer’s obligation to repay the bonus terminates.

Scott Sullinger, the Company’s Chief Financial Officer, is receiving a bonus of $25,000. Jeff Blanc, the Company’s Vice President of Worldwide Sales and Corporate Communications, is receiving a bonus of $20,000. Five other Company vice presidents are receiving bonuses that total $100,000 in the aggregate.

ITEM 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.25      Form of Retention Bonus Agreement, dated as of January 13, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeoMagic Corporation
(Registrant)

Date: January 19, 2006	/s/ Scott Sullinger
Scott Sullinger
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.25	Form of Retention Bonus Agreement, dated as of January 13, 2006.